                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of MotivePower Industries, Inc. on Form S-8 of our reports dated February 11, 1999 (March 2, 1999 as to Note 18), appearing in the Annual Report on Form 10-K of MotivePower Industries, Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
August 18, 1999